UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

HARROW HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Dated Filed:

102 Woodmont Blvd., Suite 610

Nashville, TN 37205

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2021

May 19, 2021

Dear Harrow Health Stockholder:

This proxy statement supplement, dated May 19, 2021, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Harrow Health, Inc. (the “Company”) that was filed with the Securities and Exchange Commission on April 23, 2021, relating to the Company’s 2021 annual meeting of stockholders to be held on June 3, 2021 (the “2021 Annual Meeting”). Except as specifically supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Appointment of Proxy Solicitor

We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us with the solicitation of proxies in connection with the 2021 Annual Meeting. We expect to pay D.F. King a fee of $10,000, plus reimbursement for certain expenses related to its services.

Sincerely,

Mark L. Baum
Chief Executive Officer and Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2021:

Copies of this supplement, the Proxy Statement, the Notice and the Annual Report can be accessed electronically at www.voteproxy.com.